SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 9, 1995 (June 8, 1995)

                         BIG O TIRES, INC.
          (Exact name of registrant as specified in its charter)

          Nevada              1-8833              87-0392481
     (State or other juris-        (Commission         (I.R.S. Employer
     diction of incorporation)     File No.)      Identification No.)



     11755 East Peakview Avenue, Englewood, Colorado        80111
          (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800









                                      7 Total Pages

Item 5.   Other Events.

On June 8, 1995, the Company announced that it has approved in principle a proposal to acquire the Company at a price of $16.50 per share (the "Acquisition Proposal") submitted by a group of its management and Big O Tire Dealers of America, a group of franchise dealers (the "Acquisition Group").

The Acquisition Proposal is subject to a number of conditions, including the ability of the Acquisition Group to obtain financing commitments on acceptable terms sufficient to finance the acquisition, participation in the Acquisition Group of not less than 80% of the shares held by the Company's Employee Stock Ownership Plan ("ESOP") and the ability of the ESOP to obtain an acceptable fairness opinion, participation in the group of not less than 85% of the Company's franchised Big O Tire dealers, and the negotiation of a definitive merger agreement. The definitive agreement will provide that the Company may terminate the merger agreement after July 21, 1995, if the Investment Committee determines in its good faith judgment that the Acquisition Group does not have the financial commitments sufficient to finance the acquisition, and the Company may terminate the agreement after July 31, 1995, if the Acquisition Group is unable to obtain participation in the Acquisition Group by not less than 85% of the franchised Big O Tire Dealers or such requirement has been waived by the Acquisition Group.

The Company has also agreed to advance or reimburse certain of the expenses of the Acquisition Group in connection with the proposed merger. The Company only agreed to such advancement or reimbursement provided that under certain conditions the franchised Big O Tire Dealers participating in the transaction agree to extend the term of their franchise agreements with the Company.
These expenses to be either advanced or reimbursed cover an amount up to an aggregate (including all expenses previously reimbursed pursuant to prior agreements with respect to reimbursement of fees and expenses) of $750,000 plus financing fees up to $217,000 on the condition that prior to any reimbursement or payment of fees exceeding an aggregate of $500,000 (including prior reimbursement), the franchised Big O Tire Dealers participating in the transaction agree to certain franchise agreement extensions.

Item 7.  Financial Statements and Exhibits.

(10.1) Acquisition Proposal to the Investment Committee of the Board of Directors from certain members of management and a representative of Big O Tire Dealers of America dated June 2, 1995, and signed by the Company on June 7, 1995.


[Signatures will follow on next page.]


   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date:     June 9, 1995

                                BIG O TIRES, INC.


                              By:    /s/ Philip J. Teigen
                                   General Counsel and Secretary


                         EXHIBITS


1.   (10.1)    Acquisition Proposal to the Investment Committee of the
               Board of Directors from certain members of management and a representative of Big O Tire Dealers of America dated June
               2, 1995, and signed by the Company on June 7, 1995.